UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

Getty Realty Corp.

 (Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	—	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

As previously announced, as part of the Company’s management succession process, Mr. Leo Liebowitz relinquished his position as Chief Executive Officer on May 20, 2010 and Mr. David B. Driscoll, who currently serves as the President and a Director of the Company, was appointed as the Company’s Chief Executive Officer on that date. Mr. Liebowitz continues to serve as Chairman of the Company’s Board of Directors.

Item 5.07	—	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Company was held on May 20, 2010 (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	WITHHOLD	BROKER NON-VOTES
Milton Cooper	17,798,804	101,121	4,433,225
Philip E. Coviello	17,754,939	144,986	4,433,225
David B. Driscoll	17,807,302	92,623	4,433,225
Leo Liebowitz	17,806,612	93,313	4,433,225
Richard E. Montag	17,823,511	76,414	4,433,225
Howard Safenowitz	17,761,129	138,796	4,433,225

Proposal 2: The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
22,046,177	125,636	61,227	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: May 26, 2010	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President, Treasurer and
Chief Financial Officer